                                                                     Exhibit 4.4


THE WARRANT REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO ISSUER THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                         _____________________________

                       XM SATELLITE RADIO HOLDINGS INC.

                         COMMON STOCK PURCHASE WARRANT

                         _____________________________

     This certifies that, for good and valuable consideration, XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), grants to Sony Electronics, Inc., a Delaware corporation ("Sony"), and other Warrantholders the right to subscribe for and purchase from the Company the number of shares determined as set forth below (the "Warrant Shares") of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), subject to the terms, conditions and adjustments herein set forth.

     Certain capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 11.

Certificate No.  1

Name of Warrantholder:  Sony Electronics, Inc.

Number of Shares:

1.   Number of Warrant Shares; Exercise Price.
     ----------------------------------------

     1.1.  Number of Warrant Shares.
           ------------------------
           (a) Subject to adjustment as provided in Section 7.1, the number of Warrant Shares which the Warrantholder shall have the right to purchase shall be equal to the nearest whole number that is less than or equal to the product of the number of Fully-Diluted Shares multiplied by the percentage that is opposite the range set forth below that includes the percentage of the XM Satellite Installed Base that are Sony Devices at the time of the Vesting Date. The percentage of shares which Sony will be entitled to acquire shall be based on the Fully-Diluted Shares of the Company.



Percentage of XM Satellite Installed Base           Percentage of Number of
that are Sony Devices as of Vesting Date              Fully-Diluted Shares
----------------------------------------            ------------------------

           0 - 19.99%                                           0%
           20 - 29.99%                                        0.5%
           30 - 39.99%                                        1.0%
           40 - 49.99%                                        1.5%
           50 - 100%                                          2.0%

           (b) As soon as is reasonably practicable after the occurrence of the Vesting Date, the Company shall provide the Warrantholder with written notice thereof.

     1.2   Exercise Price. This Warrant shall, at the time of the Vesting Date,
           --------------
           entitle the Warrantholder, subject to the terms, conditions and adjustments set forth herein, to purchase the Warrant Shares at a purchase price per share (the "Exercise Price") equal to 105% of the
                                          --------------
           Fair Market Value as of the Vesting Date, subject to adjustment as provided in Section 7.1(g). The Exercise Price may be payable by the Warrantholder in cash, in shares of common stock of the Company or by the surrender of warrants or other securities of the Company having a net value, at the time of the surrender, equal to the Exercise Price.

2.   Duration and Exercise Of Warrant; Limitations on Exercise; Payment of Taxes
     ---------------------------------------------------------------------------

     2.1   Exercisability of Warrant.  Subject to the terms and conditions set
           -------------------------
           forth herein, the right to exercise this Warrant shall vest, and this Warrant shall become exercisable for the number of Warrant Shares set forth in Section 1.1, as of the Vesting Date. The Warrantholder shall have no right to exercise this Warrant prior to the Vesting Date.

     2.2   Duration and Exercise of Warrant.  Subject to the terms and
           --------------------------------
           conditions set forth herein, including Section 1.1, the Warrant may be exercised, in whole or in part, at any time prior to the Expiration Date, by the Warrantholder by:

           (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

           (b) the delivery of payment to the Company, for the account of the Company, by cash, by certified or bank cashier's check or by wire transfer of immediately available funds in accordance with wire instructions that shall be provided by the Company upon request, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

           The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

     2.3   Limitations on Exercise.  Notwithstanding anything to the contrary
           -----------------------
           herein, this Warrant may be exercised only upon (i) the delivery to the Company of any certificates, legal opinions, and other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act, and (ii) receipt by the Company of approval of any applicable Governmental Authority (other than the FCC) of the proposed exercise. The Warrantholder shall not be entitled to exercise this Warrant, or any part thereof, unless and until such approvals, certificates, legal opinions or other documents are reasonably acceptable to the Company. The cost of such approvals, certificates, legal opinions and other documents, if required, shall be borne by the Warrantholder. In the event that the FCC shall object to the proposed exercise of the Warrant, then the Company, at its expense, shall be solely responsible for taking any and all action required to obtain FCC approval to permit such exercise as promptly as practicable. In the event that on the date that Sony is permitted to exercise the Warrant in full without restriction (the "Approval Date") the Fair Market Value of the common stock underlying the Warrant is less than the value of the underlying common stock on the date on which Sony initially proposed to exercise the Warrant (the "Proposed Exercise Date"), then the Company shall, within ten days of Sony's request, pay to Sony an amount equal to the difference between Fair Market Value of the common stock on the Approval Date and the Proposed Exercise Date. The Company may make such payment in the form of cash or common stock of the Company, at the option of the Company. In addition, any and all transfer restrictions set forth in Section 3 shall terminate immediately after the Proposed Exercise Date.

     2.4   Warrant Shares Certificate.  A stock certificate or certificates for
           --------------------------
           the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt of the Exercise Form and receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

     2.5   Payment of Taxes.  The issuance of certificates for Warrant Shares
           ----------------
           shall be made without charge to the Warrantholder for any documentary, stamp or similar stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

3.   Restrictions on Transfer; Restrictive Legends
     ---------------------------------------------

     3.1   Divisibility of Warrant; Transfer of Warrant.
           --------------------------------------------

           (a) Subject to applicable federal and state securities laws, this Warrant and any Warrant Shares (x) prior to the Vesting Date may be transferred by the Warrantholder only to the Warrantholder's affiliates, except with the consent of the Company, and (y) after the Vesting Date may be transferred at any time by the Warrantholder. No transfer of the registration rights set forth in Section 11 hereof shall be made except as permitted pursuant to Section 11.11 hereof.

           (b) Subject to the provisions of this Section, this Warrant may be divided into warrants for the purchase of one thousand shares or multiples thereof, upon surrender at the office of the Company located at 1250 23rd Street, N.W., Suite 57, Washington, D.C., 20037, without charge to any Warrantholder. Subject to the provisions of this Section, upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes).

           (c) Subject to the provisions of this Section, upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, such Warrantholder shall give written notice to the Company of such Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act. In addition to the restrictions contained in this Section, the Warrantholder shall not be entitled to transfer this Warrant, or any part thereof, if such legal opinion is not reasonably acceptable to the Company. The term "Warrant" as used herein shall be deemed to include any Warrants issued in substitution or exchange for this Warrant in accordance with the terms and conditions herein set forth.

     3.2   Restrictive Legends.  Except as otherwise permitted by this Section,
           -------------------
           each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 3.1 or Section 5 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

           THE WARRANT REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE

           SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO ISSUER THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

           Except as otherwise permitted by this Section, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

           Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

           By acceptance of this Warrant, the Warrantholder expressly agrees that it will at all times comply with the restrictions contained in Rule 144(e) under the Securities Act (as in effect on the date hereof) when selling, transferring or otherwise disposing Warrant Shares, even if such restrictions would not then be applicable to the Warrantholder.

4.   Reservation and Registration of Shares, Etc.
     --------------------------------------------

     The Company covenants and agrees as follows:

           (a) all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof;

           (b) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights and any liens and encumbrances, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

           (c) the Company will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

5.   Loss or Destruction of Warrant.
     ------------------------------

     Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

6.   Ownership of Warrant.
     --------------------

     The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

7.   Certain Adjustments
     -------------------

     7.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

           (a) Stock Dividends.  If at any time after the date of the issuance
               ---------------
               of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock; or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

           (b) Combination of Stock.  If the number of shares of Common Stock
               --------------------
               outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

           (c) Reorganization, etc.  If any capital reorganization of the
               -------------------
               Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other Person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. If the Company effects any such consolidation, merger or sale, lease or other transfer, the Company shall ensure that prior to, or simultaneously with, the consummation thereof, the successor Person (if other than the Company) resulting from such consolidation or merger, or such Person purchasing, leasing or otherwise acquiring such assets, shall assume, by written instrument, the obligation to deliver to the Warrantholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, the Warrantholder may be entitled and all other obligations of the Company under this Warrant. The provisions of this paragraph (c) shall apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leasing transactions and other transfers.

           (d) Distributions to all Warrantholders of Common Stock.  If the
               ---------------------------------------------------
               Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (not including regular quarterly cash dividends and distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities, then the Warrantholder shall be entitled to receive, upon exercise of this Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Subsection. The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) give notice to the Warrantholder that such distribution will take place.

           (e) Fractional Shares.  No fractional shares of Common Stock or scrip
               -----------------
               shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

           (f) Carryover.  Notwithstanding any other provision of this Section
               ---------
               7, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 0.10% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 0.10% or more of the number of shares to be so delivered.

           (g) Exercise Price Adjustment.  Whenever the number of Warrant Shares
               -------------------------
               purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     7.2   Rights Offering.  In the event the Company shall effect an offering
           ---------------
           of Common Stock pro rata among its stockholders, the Warrantholder shall be entitled to elect to participate in each and every such offering as if this Warrant had been exercised immediately prior to each such offering. The Company shall promptly (but in any case no later than five Business Days prior to such rights offering) give notice to the Warrantholder that such rights offering will take place. The Company shall not be required to make any adjustment with respect to the issuance of shares of Common Stock pursuant to a rights offering in which the holder hereof elects to participate under the provisions of this Section 7.2.

     7.3   Notice of Adjustments.  Whenever the number of Warrant Shares or the
           ---------------------
           Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company at its expense shall promptly give to the Warrantholder notice of such adjustment or adjustments and a certificate of the independent public accountants regularly employed by the Company or a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (which shall be appointed at the Company's expense) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

     7.4   Notice of Extraordinary Corporate Events.  In case the Company after
           ----------------------------------------
           the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale or lease or transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Warrantholder notice of such proposed action, which notice shall specify the date on which (a) the books of the Company shall close, or (b) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or
           (c) such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

     7.5   Effect of Failure to Notify.  Failure to file any certificate or
           ---------------------------
           notice or to give any notice, or any defect in any certificate or notice, pursuant to Sections 7.3 and 7.4 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

8.   Reports Under Securities Exchange Act of 1934.  With a view to making
     ---------------------------------------------
     available to the Warrantholders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Warrantholders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees, at all times when the Warrantholders may need to rely on Rule 144 to sell such securities to the public without registration, to:

           (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

           (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

           (c) furnish to each Warrantholder so long as such Warrantholder owns Warrants, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
               (iii) such other information as may be reasonably requested to permit the Warrantholders to sell such securities without registration.

9.   Amendments.  Any provision of this Warrant may be amended and the
     ----------
     observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent or approval of the Company and the Warrantholders who hold a majority in interest of the Warrants; provided that it is not necessary that the exact form of the amendment be approved by the holders of a majority in interest of the Warrants if such holders have approved the substance of such amendment. Any amendment or waiver effected in accordance with this Section shall be binding upon each Warrantholder and the Company.

10.  Expiration of the Warrant.  The obligations of the Company pursuant to this
     -------------------------

     Warrant shall terminate on the Expiration Date.

11.  Registration Rights.
     -------------------

     11.1  Shelf Registration.
           ------------------

           (a) Shelf Registration.  At any time during the Registration Rights
               ------------------
               Period, at the request of the Warrantholder, the Company shall prepare and file, as soon as reasonably practicable thereafter, a Registration Statement for an offering to be made on a delayed or a continuous basis pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the Commission) under the Securities Act covering the Warrant Shares (the "Shelf Registration"). The Shelf Registration shall be on a Form S-3 or another appropriate form (unless the Warrantholder reasonably requests a specific form) permitting registration of such Warrant Shares for resale by the Warrantholder in a non-underwritten sale.

           (b) Effectiveness.  The Company shall use reasonable efforts to cause
               -------------
               the Shelf Registration to become effective under the Securities Act as soon as reasonably practicable following the date of filing. Subject to the requirements of the Securities Act including, without limitation, requirements relating to updating prospectuses through post-effective amendments or otherwise, the Company shall use reasonable efforts to keep the Shelf Registration continuously effective until the earlier of (i) the date on which all of the Warrant Shares registered thereunder from time to time are sold or (ii) the date that the Warrantholder's Warrant Shares are eligible for immediate sale to the public under Rule 144(k) under the Securities Act without any limitation as to volume for such sale thereunder.

           (c) Inclusion of Additional Common Stock.  If the Warrantholder
               ------------------------------------
               elects to request a Shelf Registration, the parties to the July Rights Agreement, including the Company, may include in such registration, on their own behalf, shares of Common Stock requested and permitted to be included pursuant to the terms of the July Rights Agreement.

     11.2  Piggyback Registration Rights.
           -----------------------------

           (a) Requests for Piggyback Registration.  Except as set forth in this
               -----------------------------------
               Section 11.2(a), if at any time during the Registration Rights Period the Company proposes to effect a registered offering of its Common Stock on Forms S-1, S-2 or S-3, the Company will give prompt written notice to the Warrantholder of its intention to effect such a registration. If the Company receives a written request from the Warrantholder for inclusion of some or all of the Warrant Shares within fifteen (15) days after the date the Company's notice is given, then the Company will include, subject to paragraph (b) of this Section 11.2, in such registration all of the Warrant Shares specified in such written request (a "Piggyback Registration"); provided, however, that the
                                                     -----------------
               Warrantholder shall not have any right to the notice described in the first sentence of this Section 11.2(a) or to cause a Piggyback Registration (i) at any time during the effectiveness of a Shelf Registration or other than during the Registration Rights Period or (ii) in connection with any offering by the Company of securities other than its Common Stock.

           (b) Priority on Piggyback Registrations.  If, in connection with any
               -----------------------------------
               proposed Piggyback Registration in connection with an underwritten offering by the Company or the other parties to the July Rights Agreement, the managing underwriters of such offering notify the Company or such other parties that in their opinion the number of shares of securities requested to be included in such offering exceeds the number which can be sold in such offering in an orderly manner within a price range acceptable to the Company, the Company will include in such offering (i) first, the greatest number of shares of Common Stock requested to be included by the Company or the other parties to the July Rights Agreement and permitted to be included pursuant to the terms thereof and (ii) second, other shares of the Company's Common Stock, including the Warrant Shares as requested by the Warrantholder, in each case up to the greatest number of shares of Common Stock which, in the opinion of such managing underwriters, can be sold in an orderly manner in the price range of such offering; provided, however, in no event shall any
                                 --------  -------
               Warrant Shares be excluded from such offering if any stockholder's securities are proposed to be included therein other than those party to the agreement referenced in clause (i) above.

     11.3  Participation in Underwritten Registrations.  Notwithstanding any
           -------------------------------------------
           other provision of this Section 11 to the contrary, the Warrantholder may not participate in any underwritten offering by the Company unless the Warrantholder: (i) agrees to sell its Warrant Shares on the basis provided in the applicable underwriting arrangements, which shall contain customary terms and conditions, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that if the
                                              --------  -------
           Warrantholder participates in an underwritten offering by the Company, it shall not be required to make any representations or warranties to the Company or the underwriters thereof other than representations and warranties regarding the Warrantholder and its intended method of distribution, nor shall it be required to undertake joint or joint and several obligations with any other Person.

           The Warrantholders further agree, in connection with an registration of the Company's securities in an underwriting, upon the request of the underwriters managing such underwriting, not to sell any Warrant Shares without the prior written consent of the Company or such underwriters for a period of time as determined by the Board of Directors upon advice from the managing underwriter (not to exceed 180 days) after the effective date of such registration, provided that each officer, director and key employees of the Company and all other holders of at least five percent of the Company's Common Stock shall make the same agreement with respect to other securities of the Company then held by such other person and; provided, further, that
                                                       --------  -------
           to the extent any officer, director, key employee or five percent holder is permitted by the underwriters of such offering to transfer any securities in connection with the offering, then each Warrantholder shall be permitted to transfer a pro rata portion of
                                                          --- -----
           its securities.

     11.4  Expenses of Registration.  The Company or Persons other than the
           ------------------------
           Warrantholder shall pay any and all registration expenses incident to the filing of each Registration Statement or otherwise incident to the performance by the Company of or its compliance with, its obligations under this Section 11. The Warrantholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the Warrant Shares included in such Registration Statement and the fees of any counsel retained by the Warrantholder in connection therewith.

     11.5  Registration Procedures.  In connection with any Shelf Registration
           -----------------------
           or Piggyback Registration, and the Registration Statement effecting such registration, the Company hereby covenants and agrees that it shall:

           (a) take such action as may be necessary so that: (i) such Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder; (ii) such Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any prospectus forming part of such Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (b) notify the Warrantholder as promptly as practicable in any of the following circumstances: (i) at any time when a prospectus relating to the Warrant Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Warrantholder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Warrant Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; (ii) when such Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; (iii) of any request by the Commission for amendment or supplements to such Registration Statement or the prospectus included therein or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale (including the Warrant Shares) in any jurisdiction or the initiation of any proceeding for such purpose;

           (c) use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

           (d) use its best efforts to comply with the requirements of any applicable blue sky laws of such jurisdictions as the Warrantholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Warrantholder to consummate the disposition in such jurisdictions of the Warrant Shares (provided, however, that the
                                                    --------  -------
               Company will not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, or (iii) consent to general service of process in any such jurisdiction);

           (e) cause the Warrant Shares included in such Registration Statement to be listed on each securities exchange or quoted in each quotation system on which similar securities issued by the Company are then listed or quoted; and

           (f) cooperate with the Warrantholder to facilitate the timely preparation and delivery of certificates representing the Warrant Shares to be sold pursuant to such Registration Statement free of any restrictive legend and registered in such names as the Warrantholder may request in connection with the sale of the Warrant Shares pursuant to such Registration Statement.

               The Warrantholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 11.5(b) hereof, the Warrantholder will immediately discontinue disposition of the Warrant Shares pursuant to a Registration Statement until the Warrantholder's receipt of the copies of the supplemented or amended prospectus contemplated by
               Section 11.5(b) hereof, and, if so directed by the Company, the Warrantholder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in the Warrantholder's possession, of the prospectus covering the Warrant Shares current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of the Warrant Shares pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Section 11 by the number of days during the period from and including the date of the giving of such notice to and including the date when the Warrantholder shall have received copies of the supplemented or amended prospectus necessary to resume such dispositions.

     11.6  Hold-Back Agreements.
           --------------------

           In connection with a Registration Statement effecting an underwritten offering that includes Warrant Shares, the Warrantholder shall be deemed to have agreed not to effect any public sale or public distribution of securities of the

Company of the same or similar class or classes of the securities included in such Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 15-day period prior to, and during such period of time as may be required by the managing underwriter of such offering, but not to exceed a 90-day period beginning on, the effective date of the Registration Statement (except pursuant to such offering), except to the extent otherwise agreed in writing by the managing underwriter of such offering.

     11.7  Black-Out Periods for Registration Statements.
           ---------------------------------------------

           (a) Notwithstanding anything to the contrary in this Section 11, the Company may, from time to time and at any time, subject to
               Section 11.7(b) herein, delay filing or effectiveness of the Registration Statement or direct the Warrantholder to suspend sales of the Warrant Shares registered thereunder, as provided herein, in the event of the consummation of, or negotiations relating to, a material corporate transaction (i) that would require additional disclosure of material information by the Company in such Registration Statement (or such filings), (ii) as to which the Company has a bona fide business purpose for preserving confidentiality and (iii) which renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause such Registration Statement (or such filings) to become effective or to promptly amend or supplement such Registration Statement on a post-effective basis, as applicable (a "Suspension Event").

           (b) In the case of a Suspension Event, the Company may give notice (a "Suspension Notice") to the Warrantholder to suspend sales of the Warrant Shares so that the Company may correct or update such Registration Statement (or such filings). Each such suspension shall continue only for so long as the Suspension Event or its effect is continuing, and in no event will any such suspension exceed ninety (90) days (or 120 days in any calendar year) or all such suspensions pursuant to this Warrant exceed an aggregate of one hundred-eighty (180) days. The Warrantholder agrees that it will not effect any sales of the Warrant Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to the termination of such Suspension Event. If so directed by the Company, the Warrantholder will deliver to the Company all copies of the prospectus covering the Warrant Shares held by it at the time of receipt of the Suspension Notice. The Warrantholder may recommence effecting sales of the Warrant Shares pursuant to such Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall, in the case of a Suspension Event, be given by the Company not later than five (5) days after the conclusion of any Suspension Event and shall be accompanied by copies of the supplemented or amended prospectus necessary to resume such sales.

     11.8  Indemnification and Contribution.
           --------------------------------

           (a) Indemnification by the Company.  The Company shall indemnify, to
               ------------------------------
               the extent permitted by law, the Warrantholder, each Person who controls the Warrantholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and its respective officers, directors, partners, members, employees, agents and representatives, against all actions, suits, claims, damages, losses, costs, expenses or proceedings (collectively, "Losses") caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Warrantholder expressly for use therein or by the Warrantholder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished the Warrantholder with a sufficient number of copies of the same and except insofar as the same are caused by or contained in any prospectus if the Warrantholder failed to send or deliver a copy of any subsequent prospectus or prospectus supplement which would have corrected such untrue or alleged untrue statement of material fact or such omission or alleged omission of a material fact with or prior to the delivery of written confirmation of the sale by the Warrantholder after the Company has furnished the Warrantholder with a sufficient number of copies of the same. In connection with an Underwritten Offering, the Company will indemnify such Underwriters, each Person who controls such Underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
               Act) and their respective
               officers, directors, partners, employees, agents and representatives to the same extent as provided above with respect to the indemnification of the Warrantholder.

           (b) Indemnification by Warrantholder.  In connection with any
               --------------------------------
               Registration Statement in which the Warrantholder is participating, the Warrantholder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and representatives against any Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by the Warrantholder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that the Warrantholder shall not be liable in any such case to the extent that the Warrantholder has furnished in writing to the Company prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of the Warrantholder hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by the Warrantholder upon the sale of the Warrant Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

           (c) Conduct of Indemnification Proceedings.  If any Person shall be
               --------------------------------------
               entitled to indemnity pursuant to this Section 11.8, such indemnified party shall give prompt written notice to the party or parties from which such indemnity is sought of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such proceeding, to assume, at the indemnifying parties' expense, the defense of any such proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any proceeding) shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the parties to such proceeding include both the indemnified party or parties and the indemnifying party or parties, and there exists, in the opinion of the indemnified party(ies)' counsel, a conflict between one or more indemnifying parties and one or more indemnified parties, in which case the indemnifying parties shall, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such proceeding, the indemnifying parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld).

           (d) Contribution.  If the indemnification provided for in this
               ------------
               Section 11.8 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 11.8 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such expenses under Section 11.8(c), if the indemnification provided for in Section 11.8(a) or Section 11.8(b) was available to such party. The Company and the Warrantholder agree that it would not be just and equitable if contribution pursuant to this Section 11.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the second sentence of this paragraph. Notwithstanding the provisions of this Section 11.8(d), the Warrantholder, as an indemnifying party, shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Warrantholder exceeds the amount of any damages that the Warrantholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     11.9  Rule 144.
           --------

           The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Warrantholder may reasonably request, all to the extent required from time to time to enable the Warrantholder to sell the Warrant Shares without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 or 145 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Warrantholder, the Company will deliver to the Warrantholder a written statement as to whether it has complied with such requirements.

     11.10 Specific Performance.
           --------------------

           The Warrantholder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this
Section 11. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Section 11 and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     11.11 Transfers.
           ---------

           (a) If the Warrantholder transfers all of its remaining Warrant Shares, the Warrantholder may also transfer to its transferee all (but not less than all) of the registration rights granted pursuant to Section 11 hereof as an entirety and then held by such Warrantholder; provided, however, that Sony (or any future
                                   -----------------
               direct or indirect transferee of such registration rights as permitted pursuant this Section 11.11) shall not transfer such registration rights to more than one transferee; and provided
                                                                    --------
               further, that no such transfer shall be deemed to obligate the
               -------
               Company to issue notices hereunder to any additional Person, except to the extent the Company shall have received actual notice of such transfer to such Person. At no time shall there be more than one "Warrantholder" for purposes of Section 11 hereof.

           (b) Any assignment or transfer of the registration rights set forth herein shall be subject to the assumption by the transferee of the terms and conditions set forth in Section 11 hereof applicable to the transferor, and any proposed transferee shall execute such documents and instruments that the Company may reasonably require to evidence that such transferee is bound by the terms and conditions set forth in Section 11 hereof.

12.  Definitions.
     -----------
     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Assignment Form: an instrument of transfer of a warrant in the form annexed hereto as Exhibit B.

     Business Day: any day other than a Saturday, Sunday or a day on which banks are required or authorized by law to close in The City of New York, State of New York.

     Bylaws: the bylaws of the Company, as the same may be amended and in effect from time to time.

     Certificate of Incorporation: the Certificate of Incorporation of the Company, as the same may be amended and in effect from time to time.

     Class B Common Stock: the meaning specified in Section 14.10 of this Warrant.

     Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     Common Stock:  the meaning specified on the cover of this Warrant.

     Company:  the meaning specified on the cover of this Warrant.

     Contractual Obligation: as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     End of Suspension Notice: the meaning specified in Section 11.7(b) of this Warrant.

     Exchange Act: the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

     Exercise Form: a request to exercise a warrant in the form annexed hereto as Exhibit A.

     Exercise Price:  the meaning specified in Section 1.2 of this Warrant.

     Expiration Date: 5:00 PM, New York City time, on the third anniversary of the Vesting Date; provided, however, that if the number of Warrant Shares as
                  ------------------
determined in Section 1.1 of this Warrant is zero, then the Expiration Date shall occur immediately following the Vesting Date.

     Fair Market Value: With respect to a share of Common Stock as of a particular date:

     (i) if the Common Stock is registered under the Exchange Act, (a) the average of the daily closing sales prices of the Common Stock for the 20 consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of trading days before such date for which closing sales prices are available, in the case of each of (a) and (b), as certified by any Vice President or the Chief Financial Officer of the Company; or

     (ii) If the Common Stock is not registered under the Exchange Act, then the Fair Market Value shall be as reasonably determined in good faith by the Board of Directors of the Company or a duly appointed committee thereof (which determination shall be reasonably described in the written notice given to the Warrantholder); provided, however, that if the Warrantholder reasonably objects to such determination of Fair Market Value by the Board of Directors or a duly appointed committee thereof, then such determination shall be referred to an unaffiliated investment banking firm of national reputation whose determination shall be final and binding upon the parties.

     For the purposes of clause (i) of this definition, the closing sales price for each such trading day shall be: (1) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (2) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (3) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and (4) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Fair Market Value shall be determined as if the securities were not registered under the Exchange Act.

     FCC:  the Federal Communications Commission.

     Fully-Diluted Shares: all shares of Common Stock issued and outstanding on the Vesting Date, plus all shares of Common Stock issuable upon conversion of all other securities of the Company issued and outstanding, and eligible within 60 days of the date of determination to be converted into Common Stock.

     Governmental Authority: the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

     July Rights Agreement: the Registration Rights Agreement, dated July 7, 1999, by and among the Company, American Mobile Satellite Corporation and the Investors set forth therein.

     Lien: any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

     Losses: the meaning specified in Section 11.8(a) of this Warrant.

     OEM: the original equipment manufacturer of an XM Receiver (as defined in the Sony Agreement) for distribution by automotive manufacturers, their dealerships and distributors to dealerships.

     Person: any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

     Piggyback Registration: the meaning specified in Section 11.2(a) of this Warrant.

     Registration Rights Period: the period of time commencing on the Vesting Date and ending on the date that all of the Warrantholder's Warrant Shares are eligible for immediate sale to the public under Rule 144(k) under the Securities Act without any limitation as to volume or manner of sale for such sale thereunder.

     Registration Statement: a registration statement filed with the Commission pursuant to the Securities Act.

     Requirement of Law: as to any Person, the Certificate of Incorporation and bylaws, or other organizational or governing documents, of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

     Rule 144:  the meaning specified in Section 8 of this Warrant.

     SEC: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     Securities Act: the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

     Series A Preferred Stock: the meaning specified in Section 14.10 of this Warrant.

     Series B Preferred Stock: the meaning specified in Section 14.10 of this Warrant.

     Shelf Registration: the meaning specified in Section 11.1(a) of this Warrant.

     Sony Agreement: the Sony Design, Development, Production, Marketing And License Agreement, dated as of February 9, 2000, between the Company and Sony.

     Sony Devices: all Sony-branded devices, other than Sony OEM Device(s), that meet the requirements of an XM Receiver (as defined in the Sony Agreement).

     Sony OEM Devices: all devices manufactured by or on behalf of Sony pursuant to the Sony Agreement, for the OEM automotive market in the United States that meet the requirements of an XM Receiver (as defined in the Sony Agreement).

     Suspension Event: the meaning specified in Section 11.7(b) of this Warrant.

     Suspension Notice: the meaning specified in Section 11.7(a) of this Warrant.

     Vesting Date: the date of the first meeting of the Board of Directors of the Company that occurs after the activation of the Company's one-millionth subscriber or, if such meeting does not occur on a Business Day or is adjourned after 5:00 PM, New York City time, on a Business Day, the first Business Day after such meeting.

     Warrant Shares: the meaning specified on the cover of this Warrant.

     Warrantholder(s): Sony (for so long as Sony holds any interest in the Warrant) and any transferee or transferees of Sony's rights in the Warrant in accordance with Section 3 hereof (for so long as such transferee holds such rights) and subject to Section 11.11 hereof.

     XM Satellite Installed Base: the number of XM Receivers sold to retail customers.

13.  No Impairment.  The Company shall not by any action, including,
     -------------
     without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all time in good faith assist in the carrying out of all such terms and in the taking of all such reasonable actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company shall (a) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassesable shares of Common Stock upon the exercise of this Warrant, and (b) provide reasonable assistance to the Warrantholder in obtaining all authorizations, exemptions or consents from any Governmental Authority which may be necessary in connection with the exercise of this Warrant.

14.  Miscellaneous.
     -------------
     14.1  Entire Agreement.  This Warrant constitutes the entire agreement
           ----------------
           between the Company and the Warrantholder with respect to the Warrants.

     14.2  Binding Effects; Benefits.  This Warrant shall inure to the benefit
           -------------------------
           of and shall be binding upon the Company and the Warrantholders and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company and the Warrantholders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     14.3  Section and Other Headings.  The section and other headings
           --------------------------
           contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     14.4  Pronouns.  All pronouns and any variations thereof refer to the
           --------
           masculine, feminine or neuter, singular or plural, as the context may require.

     14.5  Further Assurances.  Each of the Company and the Warrantholder
           ------------------
           shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

     14.6  Notices.  All notices and other communications required or
           -------
           permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if (i) delivered personally or (ii) sent by facsimile or recognized overnight courier or by United States first class certified mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

           if to the Company, addressed to:

           XM Satellite Radio Inc.
           1250 23rd Street, N.W.
           Suite 57
           Washington, D.C.   20037
           Attention:  Chief Financial Officer

           if to the Warrantholder, addressed to:

           Sony Electronics, Inc.
           Law Department, MD 2F4
           1 Sony Drive
           Park Ridge, New Jersey  07856
           Attention:  General Counsel

           Except as otherwise provided herein, all such notices and communications shall be deemed to have been received (a) on the date of delivery thereof, if delivered personally or sent by facsimile,
           (b) on the second Business Day following delivery into the custody of an overnight courier service, if sent by overnight courier, provided that such delivery is made before such courier's deadline for next-day delivery, or (c) on the third Business Day after the mailing thereof.

     14.7  Separability.  Any term or provision of this Warrant which is
           ------------
           invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     14.8  Governing Law.  This Warrant shall be deemed to be a contract made
           -------------
           under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State, except that all matters relating to issuances of stock shall be governed by Delaware General Corporation Law.

     14.9  No Rights or Liabilities as Stockholder.  Nothing contained in this
           ---------------------------------------
           Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     14.10 Representations of the Company.  The Company hereby
           ------------------------------
           represents and warrants, as of the date hereof, to the Warrantholder as follows:

           (a) Corporate Existence and Power.  The Company (i) is a corporation
               -----------------------------
               duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (iii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

           (b) Corporate Authorization; No Contravention.  The execution,
               -----------------------------------------
               delivery and performance by the Company of this Warrant and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Warrant Shares, (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Certificate of Incorporation or Bylaws; and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or the Certificate of Incorporation or Bylaws.

           (c) Capitalization of the Company.  The authorized capital stock of
               -----------------------------
               the Company consists of (i) 180,000,000 shares of Common Stock, of which, as of January 31, 2000 (a) 26,465,076 shares were issued and outstanding and (b) 30,658,680 shares were reserved for issuance upon the exercise of outstanding stock options and conversion of outstanding shares of the Company's Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock") and 8.25% Series B Convertible Redeemable Preferred Stock, par value $0.01 per share ("Series B Preferred Stock"), (ii) 30,000,000 shares of Class B Common Stock, of which, as of January 31, 2000, 17,872,176 shares were issued and outstanding, (iii) 15,000,000 shares of Series A Preferred Stock, of which, as of January 31, 2000, 10,786,504 shares were issued and outstanding and (iv) 3,000,000 shares of Series B Preferred Stock, of which, as of January 31, 2000, 2,000,000 shares were issued and outstanding. In each case, the numbers set forth above exclude recent exercises of employee stock options. Each share of Class B Common Stock, Series A Preferred Stock and Series B Preferred Stock may be converted at any time, at the option of the holder, into one share of Common Stock.

           (d) Issuance of Warrant Shares.  The Warrant Shares have been duly
               --------------------------
               authorized and reserved for issuance. When issued, such shares will be validly issued, fully paid and non-assessable, and free and clear of all Liens and preemptive rights, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Common Stock.

           (e) Binding Effect.  This Warrant has been duly executed and
               --------------
               delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                              XM SATELLITE RADIO HOLDINGS INC.

                              By:  Hugh Panero


                                   -------------------------------------
                                   Hugh Panero
                                   President and Chief Executive Officer

Dated:  February ___, 2000


Attest:

By:  Joseph M. Titlebaum



     ------------------------------
     Joseph M. Titlebaum
     Senior Vice President, General Counsel
       and Secretary

                                   Exhibit A

                                 EXERCISE FORM

                (To be executed upon exercise of this Warrant)


     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ shares of Common Stock and herewith tenders payment for such Common Stock to the order of XM Satellite Radio Holdings Inc. in the amount of $__________, which amount includes payment of the par value for _________ of the Common Stock, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________________ and that such certificates be delivered to __________________ whose address is
___________________________________.

Dated:______________

                              Signature  ______________________________

                                         ______________________________
                                         (Print Name)

                                         ______________________________
                                         (Street Address)

                                         ______________________________
                                         (City)  (State)  (Zip Code)

Signed in the Presence of:

__________________________

                                   Exhibit B

                              FORM OF ASSIGNMENT

              (To be executed only upon transfer of this Warrant)

     For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________ the right represented by such Warrant to purchase ________________ shares of Common Stock of XM Satellite Radio Holdings Inc. to which such Warrant relates and all other rights of the Warrantholder under the within Warrant, and authorizes XM Satellite Radio Holdings Inc., or any of its officers, to make such transfer on the books of XM Satellite Radio Holdings Inc. maintained for such purpose, with full power of substitution in the premises. This sale, assignment and transfer has been previously approved in writing by XM Satellite Radio Holdings Inc.

Dated:______________

                              Signature  ______________________________

                                         ______________________________
                                         (Print Name)

                                         ______________________________
                                         (Street Address)

                                         ______________________________
                                         (City)  (State)  (Zip Code)

Signed in the Presence of:

__________________________